Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

November 8, 2011

Board of Directors

Colony Financial, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

Ladies and Gentlemen:

We are acting as counsel to Colony Financial, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) relating to the proposed offering of up to 1,600,000 newly issued shares of the Company’s common stock, par value $0.01 per share (the “Shares”), all of which Shares are issuable pursuant to the Company’s 2011 Equity Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares will not be issued in violation of the ownership limit contained in the Company’s Articles of Amendment and Restatement. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the applicable provisions of the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Maryland General

Hogan Lovells US LLP is a limited liability partnership registered in the District of Columbia. Hogan Lovells refers to the international legal practice comprising Hogan Lovells US LLP, Hogan Lovells International LLP, Hogan Lovells Worldwide Group (a Swiss Verein), and their affiliated businesses with offices in: Abu Dhabi Alicante Amsterdam Baltimore Beijing Berlin Brussels Caracas Colorado Springs Denver Dubai Dusseldorf Frankfurt Hamburg Hanoi Ho Chi Minh City Hong Kong Houston London Los Angeles Madrid Miami Milan Moscow Munich New York Northern Virginia Paris Philadelphia Prague Rome San Francisco Shanghai Silicon Valley Singapore Tokyo Ulaanbaatar Warsaw Washington DC Associated offices: Budapest Jeddah Riyadh Zagreb

Board of Directors

Colony Financial, Inc.

November 8, 2011

Corporation Law, as amended” includes the applicable statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares in the manner and on the terms described in the Plan, and (iii) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors or a duly authorized committee thereof and the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP

Hogan Lovells US LLP